     As Filed with the Securities and Exchange Commission on May 1, 1998

                                                    Registration No. ___________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CyberCash, Inc.
  ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Delaware                                                   54-1725021
 (State or other jurisdiction of incorporation or                  (I.R.S. employer identification no.)
                   organization)

                        2100 Reston Parkway, Third Floor
                                Reston, VA 20191
               (Address of principal executive offices) (Zip code)


       ICVERIFY, INC. 1995 STOCK OPTION PLAN AS ASSUMED BY CYBERCASH, INC.
  -----------------------------------------------------------------------------
                            (Full title of the plan)


                                William N. Melton
                      President and Chief Executive Officer
                        2100 Reston Parkway, Third Floor
                                Reston, VA 20191
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (703) 620-4200

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------

                                                         Proposed maximum      Proposed maximum
     Title of securities            Amount to be        offering price per    aggregate offering       Amount of
      to be registered(1)            registered               share(2)              price(2)        registration fee
------------------------------- ---------------------- --------------------- --------------------- -------------------

Common Stock                          380,000                $1.44                $547,200            $162.00
par value $0.001

                                  INTRODUCTION


         This Registration Statement on Form S-8 is filed by CyberCash, Inc., a Delaware corporation (the "Company", "Corporation" or the "Registrant"), relating to 380,000 shares of its common stock, par value $0.001 per share (the "Common Stock") issuable to eligible employees and consultants of the Company under the ICVERIFY, Inc. 1995 Stock Option Plan as assumed by the Company (the "Plan").


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS



Item 1.   Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.


Item 2.   Registrant  Information  and  Employee  Plan  Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

------------------------------
(1) The securities to be registered include options to acquire such Common Stock. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h)(1) solely for purposes of calculating the registration fee. The price is computed on the basis of the weighted average exercise prices of the assumed options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       Incorporation of Documents by Reference

              CyberCash, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

              (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1997, as filed with the Commission.

              (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

              (c) The description of the Company's Common Stock contained in the section entitled "Description of Capital Stock" of the Prospectus included in the Company's Registration Statement on Form S-1, initially filed under the Exchange Act with the Commission on December 21, 1995 as finally amended.

              (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

              For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities

              The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.       Interests of Named Experts and Counsel

              Not applicable.

Item 6.       Indemnification of Directors and Officers

              Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or to its stockholders, (ii) for acts or omissions not made in good faith or with involved intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derives an improper personal benefit. In addition, the Company's Amended and Restated Bylaws provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Registrant will be indemnified to the fullest extent permitted by the DGCL.

              The Company has entered into agreements with each of its executive officers and directors under which the Company has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being an officer or director of the Company. There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.



              The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.

Item 7.   Exemption From Registration Claimed

          Inapplicable.

Item 8.   Exhibits

          See Exhibit Index.

Item 9.   Undertakings

              (a)     Rule 415 Offering

                      The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) Filing incorporating subsequent Exchange Act documents by reference

                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on May 1, 1998.

                                             CyberCash, Inc.



                                         By: /s/ WILLIAM N. MELTON
                                             ----------------------------------
                                             William N. Melton
                                             President and Chief
                                             Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of CyberCash, Inc., whose signatures appear below, hereby constitute and appoint William N. Melton and Russell B. Stevenson, Jr., and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 1, 1998.

Signature                                                 Title
---------                                                 -----
/s/ WILLIAM N. MELTON                   President, Chief Executive Officer and Director
------------------------------          (Principal Executive Officer)
William N. Melton


/s/ JAMES J. CONDON                     Chief Financial Officer (Principal Financial and
------------------------------          Accounting Officer)
James J. Condon


/s/ DANIEL C. LYNCH                     Chairman of the Board of Directors
------------------------------
Daniel C. Lynch


/s/ MICHAEL ROTHSCHILD                  Director
------------------------------
Michael Rothschild


/s/ CHARLES T. RUSSELL                  Director
------------------------------
Charles T. Russell


/s/ GAREN K. STAGLIN                    Director
------------------------------
Garen K. Staglin

                                  EXHIBIT INDEX



4.1 Amended and Restated Certificate of Incorporation is incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-80725)

4.2 Bylaws are incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-80725)

4.3 Agreement and Plan of Reorganization by and among CyberCash, Inc., CyberCash Acquisition Corporation, and ICVERIFY, Inc., dated as of April 8, 1998, is incorporated by reference to Exhibit 2.1 to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on or about May 1, 1998

5          Legal Opinion

23.1       Consent of Ernst & Young LLP, Independent Auditors

23.2       Consent of Counsel (included in Exhibit 5)

24 Power of Attorney (included in signature pages to this registration statement)